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                                                                    EXHIBIT 21.1

                      INTERMEDIA CAPITAL PARTNERS IV, L.P.

                                  SUBSIDIARIES



                                                     STATE OF INCORPORATION                 DBA AND ITS
                     ENTITY                             OR REGISTRATION                  STATE OF OPERATION
InterMedia Partners IV, Capital Corp.*            DE


InterMedia Partners IV, L.P.                      CA


InterMedia Partners Southeast                     N/A because entity is a
                                                  General Partnership


InterMedia Partners of Tennessee                  N/A because entity is a
                                                  General Partnership


InterMedia Partners of West Tennessee, L.P.       CA                            Volunteer Cable Vision, L.P.: TN


Robin Media Group                                 NV

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*        InterMedia Partners IV, Capital Corp. does not have any subsidiaries.